NEWS RELEASE

T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND ANNOUNCES SEPTEMBER 30, 2025 FINANCIAL RESULTS AND DECLARED TOTAL DISTRIBUTIONS OF $0.69 PER SHARE IN Q3 2025

New York (November 5, 2025) – T. Rowe Price OHA Select Private Credit Fund (the “Company” or “OCREDIT”) today reported financial results and total distributions of $0.69 per share for the quarter ended September 30, 2025.
As private credit remains a key driver of financing solutions within credit markets, OCREDIT closed the third quarter with the addition of 9 new portfolio companies across a diverse range of industries, representing portfolio net growth of nearly $212.5 million. OCREDIT’s $2.7 billion investment portfolio is now comprised of exposure to 125 portfolio companies across 21 unique sectors, and a weighted average portfolio yield of 10.5%. "OCREDIT’s portfolio yield remains high and attractive even with compression of base rates over the last quarter. Private credit remains attractive, especially relative to its liquid market counterparts, delivering 100-200 basis points1 of premium,” said Eric Muller, OCREDIT’s Chief Executive Officer. “As we look forward, we are excited about the growing demand for private credit loans from our private equity sponsors to allow us to continue to be selective with our investments to seek to provide high and stable income in today’s environment."

QUARTERLY HIGHLIGHTS4
•Inception-to-date2 annualized total return of 12.04%3;
•Net investment income per share was $0.65 with weighted average yield on debt and income producing investments, at amortized cost of 10.5%4, and earnings per share were $0.73;
•Distributions declared were $0.69 with a dividend yield of 10.3%;
•Net asset value per share as of September 30, 2025 was $26.94;
•Gross investment fundings were $377.2 million;
•Debt-to-equity as of September 30, 2025 was 0.80x, which was consistent with June 30, 2025;
•The Company had total net debt outstanding of $1,200.7 million with a weighted average interest rate of debt of 6.9%. In the third quarter, OCREDIT entered into a fourth commitment increase agreement (the “Fourth Commitment Increase Agreement”) to the JPM Credit Agreement. The Fourth Commitment Increase Agreement provides for, among other things, an increase in the total aggregate commitments from lenders under the revolving credit facility governed by the JPM Credit Agreement from $955.0 million to $1,030.0 million.
•During the third quarter of 2025, the Company issued 920,195 of Class I common shares for proceeds of $24.7 million, 630,157 of Class S common shares for proceeds of $16.9 million, and 2,240,906 of Class D common shares for proceeds of $60.3 million. From October 1, 2025
1 A basis point is a unit of measurement in finance, represented as 1/100th of 1%.
2 Inception is November 14, 2022.
3 Annualized total return based on net asset value calculated as the change in net asset value per share during the respective period, assuming distributions that have been declared are reinvested on the effects of the performance of the Company during the period. Past performance is no guarantee of future results.
4 Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on income producing securities, divided by (b) the total relevant investments at amortized cost or fair value, as applicable.

through November 5, 2025, the Company received total proceeds of $59.3 million from common shareholders in connection with its public offering.5
•Subsequent to quarter end on October 22, 2025, the Company declared a regular distribution of $0.20 per share and a variable supplemental distribution of $0.03 per share, for total distributions of 0.23 per share, which is payable on or about November 26, 2025 to common shareholders of record as of October 31, 2025.

DISTRIBUTIONS6
During the third quarter of 2025, the Company declared total distributions of $0.69 per share. As of September 30, 2025, the Company's annualized distribution yield was 10.3%.7
From October 1, 2025 through November 5, 2025, the Company declared the following distribution which is payable on or about November 26, 2025 to common shareholders of record as of October 31, 20257:

($ per share)	October 22, 2025
Base Distribution	$0.20
Variable Distribution	$0.03
Total Distribution	$0.23
SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, unless otherwise noted)	Q3 2025	Q2 2025
Net investment income per share	$0.65	$0.69
Net investment income	$35,275	$34,708
Earnings per share	$0.73	$0.46

($ in thousands, unless otherwise noted)	As of September 30, 2025	As of June 30, 2025
Total fair value of investments	$2,675,904	$2,455,233
Total assets	$2,759,432	$2,589,463
Total net assets	$1,501,124	$1,391,990
Net asset value per share	$26.94	$26.90

INVESTMENT ACTIVITY

For the three months ended September 30, 2025, net investment fundings were $212.5 million. The Company invested $377.2 million during the quarter, including $216.7 million in 9 new companies and
5 Does not include common shares sold through the Company’s distribution reinvestment plan.
6 Future distribution payments are not guaranteed. The Company may pay distributions from the sale of assets, offering proceeds, or borrowings.
7Performance and share activity shown is indicative of Class I only, unless otherwise indicated.

$160.5 million in existing companies. The Company had $164.7 million of principal repayments and sales during the quarter.

($ in millions, unless otherwise noted)	Q3 2025	Q2 2025
Investment Fundings	$377.2	$497.6
Sales and Repayments	$164.7	$216.7
Net Investment Activity	$212.5	$280.9

As of September 30, 2025, the Company’s investment portfolio had a fair value of $2,675.9 million, comprised of investments in 125 portfolio companies operating across 21 different industries. The investment portfolio at fair value was comprised of 90.0% first lien loans, 8.1% second lien loans, 1.6% preferred equity investments and 0.3% common stocks. In addition, as of September 30, 2025, 97.8% of the Company’s debt investments based on fair value were at floating rates and 2.2% were at fixed rates. There were no investments on non-accrual status.

FORWARD-LOOKING STATEMENTS

Certain information contained in this communication constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. OCREDIT believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or OCREDIT’s prospectus and other filings). Except as otherwise required by federal securities laws, OCREDIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

ABOUT T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND

OCREDIT is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended. The Company also intends to elect to be treated as a regulated investment company under the Internal Revenue Code of 1986, as amended. OHA Private Credit Advisors LLC (the “Adviser”) is the investment adviser of the Company. The Adviser is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940. OCREDIT’s registration statement became effective on September 29, 2023. From inception through September 30, 2025, the Company has invested approximately $3.5 billion in aggregate cost of debt investments prior to any subsequent exits or repayments. The Company's investment objective is to generate attractive risk-adjusted returns, predominately in the form of current income, with select investments capturing long-term capital appreciation, while maintaining a strong focus on risk management. OCREDIT invests primarily in directly originated and customized private financing solutions, including loans and other debt securities with a strong focus on senior secured lending to larger companies.

Please visit www.ocreditfund.com for additional information.

ABOUT OAK HILL ADVISORS

Oak Hill Advisors (“OHA”) is a leading global credit-focused alternative asset manager with over 30 years of investment experience. OHA works with institutions and individuals and seeks to deliver a consistent track record of attractive risk-adjusted returns. The firm has approximately $108 billion in assets under management (“AUM”) as of September 30, 2025 across credit strategies, including private credit, high yield bonds, leveraged loans, private capital solutions and collateralized loan obligations. Additional information on OHA’s AUM calculation methodology can be found on the OHA website. OHA’s emphasis on long-term partnerships with companies, sponsors and other partners allows for the provision of customized credit solutions across market cycles. With over 400 experienced professionals across six global offices, OHA brings a collaborative approach to offering investors a single platform to meet their diverse credit needs. OHA is the private markets platform of T. Rowe Price Group, Inc. (NASDAQ – GS: TROW). For more information, please visit www.oakhilladvisors.com.

ABOUT T. ROWE PRICE

Founded in 1937, T. Rowe Price (NASDAQ – GS: TROW) helps individuals and institutions around the world achieve their long-term investment goals. As a large global asset management company known for investment excellence, retirement leadership, and independent proprietary research, the firm is built on a culture of integrity that puts client interests first. Clients rely on the award-winning firm for its retirement expertise and active management of equity, fixed income, alternatives, and multi-asset investment capabilities. T. Rowe Price has $1.77 trillion in assets under management as of September 30, 2025, and serves millions of clients globally. Firmwide AUM includes assets managed by T. Rowe Price Associates, Inc. and its investment advisory affiliates, in addition to SMA Model Delivery. News and other updates can be found on Facebook, Instagram, LinkedIn, X, YouTube, and troweprice.com/newsroom.

T. ROWE PRICE AND OHA PR CONTACTS:
T. Rowe Price
Bill Weeks
+1 (914) 762-2858
bill.weeks@troweprice.com

Oak Hill Advisors
Natalie Harvard
+1 (212) 326-1505
nharvard@oakhilladvisors.com

T. Rowe Price OHA Select Private Credit Fund
Consolidated Statements of Assets and Liabilities
(in thousands, except per share amounts)

	As of	As of
	September 30, 2025	December 31, 2024
ASSETS	(Unaudited)
Investments at fair value:
Non-controlled/non-affiliated investments (cost of $2,687,435 and $2,051,457 at September 30, 2025 and December 31, 2024, respectively)	$2,675,904	$2,053,427
Cash, cash equivalents and restricted cash	47,045	62,157
Interest receivable	20,608	26,679
Deferred financing costs	10,051	8,557
Deferred offering costs	—	220
Receivable for investments sold	45	9,890
Derivative assets, at fair value (Note 5)	5,779	790
Total assets	$2,759,432	$2,161,720

LIABILITIES
Debt (net of unamortized debt issuance costs of $2,549 and $3,093, at September 30, 2025 and December 31, 2024, respectively)	$1,200,679	$913,053
Payable for investments purchased	18,084	82
Interest and debt fee payable	9,401	21,969
Distribution payable	12,713	14,313
Management fee payable	4,460	3,494
Income incentive fee payable	5,129	4,478
Distribution and/or shareholder servicing fees payable	102	33
Due to counterparty	4,210	—
Accrued expenses and other liabilities	3,530	3,669
Total liabilities	$1,258,308	$961,091

Commitments and contingencies (Note 9)

NET ASSETS
Common shares, $0.01 par value (55,723,978 and 43,472,573 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively)	$557	$435
Additional paid in capital	1,529,519	1,197,185
Distributable earnings (loss)	(28,952)	3,009
Total net assets	$1,501,124	$1,200,629
Total liabilities and net assets	$2,759,432	$2,161,720
Net asset value per share	$26.94	$27.62

See accompanying notes to consolidated financial statements.
sec.gov

T. Rowe Price OHA Select Private Credit Fund
Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Investment income from non-controlled / non-affiliated investments:
Interest and dividend income	$65,201	$53,285	$183,686	$137,033
Other income	3,119	3,195	9,011	9,672
Total investment income	68,320	56,480	192,697	146,705

Expenses:
Interest and debt fee expense	$20,763	$16,363	$58,689	$41,049
Management fees	4,460	3,254	12,348	8,299
Income incentive fee	5,128	4,306	14,320	11,155
Distribution and shareholder servicing fees
Class S	221	39	526	45
Class D	69	—	99	—
Professional fees	575	888	1,681	1,704
Board of Trustees fees	98	98	293	292
Administrative service expenses	531	359	1,576	1,109
Other general & administrative expenses	1,200	1,223	2,837	3,705
Amortization of deferred offering costs	—	429	220	2,040
Total expenses before fee waivers and expense support	33,045	26,959	92,589	69,398
Expense support	—	(78)	—	(1,306)
Recoupment of expense support	—	—	1,576	—
Management fees waiver	—	—	—	(2,344)
Income incentive fee waiver	—	—	—	(3,363)
Total expenses net of fee waivers and expense support	33,045	26,881	94,165	62,385
Net investment income	35,275	29,599	98,532	84,320

Realized and unrealized gain (loss):
Realized gain (loss):
Non-controlled/non-affiliated investments	1,003	285	(693)	(34)
Foreign currency transactions	(373)	172	1,307	438
Foreign currency forward contracts	(914)	(2,558)	(9,369)	(2,078)
Net realized gain (loss)	(284)	(2,101)	(8,755)	(1,674)

Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	1,821	(1,272)	(13,501)	(6,532)
Foreign currency translation	(20)	27	147	27
Foreign currency forward contracts	2,809	30	407	1,072
Net change in unrealized appreciation (depreciation)	4,610	(1,215)	(12,947)	(5,433)
Net realized and unrealized gain (loss)	4,326	(3,316)	(21,702)	(7,107)
Net increase (decrease) in net assets resulting from operations	$39,601	$26,283	$76,830	$77,213

See accompanying notes to consolidated financial statements.
sec.gov

For a more detailed description of OCREDIT’s investment guidelines and risk factors, please refer to the prospectus. Consider the investment objectives, risks, and charges and expenses carefully before investing or sending money. For a free prospectus containing this and other information, call 1-855-405-6488 or visit www.ocreditfund.com. Read it carefully.
OCREDIT is a BDC, which offers individual investors access to private lending, historically only accessible to institutions and high-net-worth investors. At least 70% of a BDC’s investments must be in U.S. private companies with less than $250 million in market capitalization.
OCREDIT is a non-exchange traded BDC that expects to invest at least 80% of its total assets (net assets plus borrowings for investment purposes) in private credit investments. An investment in OCREDIT involves a high degree of risk. An investor should purchase securities of OCREDIT only if they can afford the complete loss of the investment.
Neither the SEC nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Securities regulators have also not passed upon whether this offering can be sold in compliance with existing or future suitability or Regulation Best Interest standard to any or all purchasers.
For OCREDIT's full historical performance figures, please visit https://www.troweprice.com/en/us/ocredit/performance for more information.
As of September 30, 2025, OCREDIT is available in 54 states and territories.
As of September 30, 2025, OCREDIT is not registered for offer or sale outside of the United States.
BDCs may charge management fees, incentive fees, as well as other fees associated with servicing loans. These fees will detract from the total return.
OCREDIT may in certain circumstances invest in companies experiencing distress increasing the risk of default or failure. OCREDIT is not listed on an exchange which heightens liquidity risk for an investor. OCREDIT has limited prior operating history and there is no assurance that it will achieve its investment objectives. The Company’s public offering is a “blind pool” offering and thus investors will not have the opportunity to evaluate the Company’s investments before they are made. Investors should not expect to be able to sell shares regardless of performance and should consider that they may not have access to the money invested for an extended period of time and may be unable to reduce their exposure in a market downturn.
OCREDIT employs leverage, which increases the volatility of OCREDIT’s investments and will magnify the potential for loss. Fixed-income securities are subject to credit risk, call risk, and interest rate risk. As interest rates rise, bond prices fall. Investments in high-yield bonds involve greater risk than higher rated bonds. International investments can be riskier than U.S. investments and subject to foreign exchange risk.
OCREDIT is “non-diversified,” meaning it may invest a greater portion of its assets in a single company. OCREDIT’s share price can be expected to fluctuate more than that of a comparable diversified fund. OCREDIT may invest in derivatives, which may be riskier or more volatile than other types of investments because they are generally more sensitive to changes in market or economic conditions.
Account opening and closing fees may apply depending on the amount invested and the timing of the account closure. There may be costs associated with the investments in the account such as periodic management fees, incentive fees, loads, other expenses or brokerage commissions. Fees for optional services may also apply.
Opinions and estimates offered herein constitute the judgment of OHA as of the date this document is provided to an investor and are subject to change as are statements about market trends. All opinions and estimates are based on assumptions, all of which are difficult to predict and many of which are beyond the control of OHA. In preparing this document, OHA has relied upon and assumed, without independent verification, the accuracy and completeness of all information. OHA believes that the information provided herein is reliable; however, it does not warrant its accuracy or completeness. Certain information contained in the press release discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.
Diversification cannot assure a profit or protect against loss in a declining market. Potential investors are urged to consult a tax professional regarding the possible economic, tax, legal, or other consequences of investing in OCREDIT in light of their particular circumstances.
In the United States, the Company’s securities are offered through T. Rowe Price Investment Services Inc., a broker-dealer registered with the SEC and a member of FINRA. OHA is a T. Rowe Price company.
© 2025 Oak Hill Advisors. All Rights Reserved. OHA is a trademark of Oak Hill Advisors, L.P. T. ROWE PRICE is a trademark of T. Rowe Price Group, Inc. All other trademarks shown are the property of their respective owners. Use does not imply endorsement, sponsorship, or affiliation of Oak Hill Advisors with any of the trademark owners.

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